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                                                                    EXHIBIT 99.1


September 11, 1997

Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, California 90404

Re:  Consent to Being Named in Registration Statement on Form S-1

Gentlemen:

Pursuant to Rule 438 of the Securities Act of 1933, as amended, I hereby consent to my being named as a person who is to become a member of the Board of Directors of Metro-Goldwyn-Mayer Inc. (the "Company") in the Company's Registration Statement on Form S-1 dated September 11, 1997.

Sincerely,

/s/ A. Robert Pisano
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A. Robert Pisano